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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Virtusa Corporation:

        We consent to the incorporation by reference in the registration statement (Nos. 333-207818, 333-204338, 333-196218, 333-188908, 333-179330, 333-170792, 333-160981, and 333-145636) on Form S-8, (Nos. 333-184533 and 333-167505) on Form S-3, and (No. 333-218416) on Form S-3ASR of Virtusa Corporation of our reports dated May 25, 2018, with respect to the consolidated balance sheets of Virtusa Corporation as of March 31, 2018 and 2017, and the related consolidated statements of income (loss), comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2018, and the related notes and financial statement schedule II, Valuation and Qualifying Accounts (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of March 31, 2018, which reports appear in the March 31, 2018 annual report on Form 10-K of Virtusa Corporation.

        Our report dated May 25, 2018 on the effectiveness of internal control over financial reporting as of March 31, 2018, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of Virtusa Corporation and subsidiaries' internal control over financial reporting as of March 31, 2018, eTouch Systems Corp. and eTouch Systems (India) Pvt. Ltd's internal control over financial reporting associated with 14.5% of total assets (of which 11.9% represents goodwill and intangible assets) and 0.6% of total revenues included in the consolidated financial statements of the Company as of and for the year ended March 31, 2018. Our audit of internal control over financial reporting of Virtusa Corporation and subsidiaries also excluded an evaluation of the internal control over financial reporting of eTouch Systems Corp. and eTouch Systems (India) Pvt. Ltd.

/s/ KPMG LLP

Boston, Massachusetts
May 25, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm